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                      STOCK OPTION AGREEMENT (1998) RE: HUNTER

     THIS AGREEMENT is executed by Diversified Corporate Resources, Inc., a Texas corporation (herein called"Company"), and Samuel E. Hunter (herein called"Optionee") on the date set forth on the signature page hereof, but effective as of April 29, 1998.

     WHEREAS, the Optionee is a director of the Company; and

     WHEREAS, the Optionee has been granted an option to purchase shares of common stock, par value $.10 per share (the "Common Stock"), of the Company pursuant to the Company's 1996 Amended and Restated Nonqualified Plan, as amended; and

     WHEREAS, the Company considers it desirable and in its best interests that Optionee be given an opportunity to acquire an additional equity interest in the Company in the form of an option to purchase shares of Common Stock; and

     WHEREAS, the option covered by this Agreement is issued pursuant to Diversified Corporate Resources, Inc.'s 1998 Nonqualified Stock Option Plan (the"Plan").

     NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

     1. GRANT OF OPTION. The Company shall and does hereby grant to Optionee the right, privilege and option to purchase 10,000 shares (the"Shares") of Common Stock for the price per share in the manner and subject to the conditions hereinafter provided.

     2. TIME OF EXERCISE, VESTING AND EXERCISE PRICE OF OPTION. Subject to the terms hereof, the option herein granted must be exercised in whole or in part at any time or times prior to April 29, 2008. Subject to Section 11 hereof, the option herein granted shall be exercisable (i.e. shall vest) as to 5,000 shares immediately as of the date hereof and shall

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become exercisable (i.e. shall vest) as to 2,500 shares of Common Stock on the last day of each of the following calendar quarters: the quarter ended December 31, 2000 and the quarter ended March 31, 2001. The exercise price of the option shall be $12.75 per share, subject to adjustment as provided herein. The parties hereto acknowledge and agree that (a), except as set forth below, such vesting is contingent upon the Optionee being a director of the Company as of any applicable vesting date, regardless of the reason that the Optionee may cease to be a director of the Company, and (b) subject to the restrictions herein as to when the option is exercisable, the Optionee shall have the right to select the portion of the option if and when the Optionee exercises any of this option.

     If a "Special Change in Control" occurs, and whether or not Optionee continues as a director of the Company following the Effective Date of such Special Change in Control, then, notwithstanding any provision of this Agreement to the contrary, and without limitation, this option will become exercisable with respect to all of the Shares subject to this option, at the exercise price set forth in the preceding paragraph as may be adjusted pursuant to Section 5(a) hereof, and will terminate as provided herein.

     3.   METHOD OF EXERCISE.

          (a) In order to exercise this option, in whole or in part, the Optionee shall deliver to the Company at its principal place of business, or at such other offices as shall be designated by the Company (i) a written notice of such holder's election to exercise this option, which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise and
(ii) either (A) cash or a check payable to the order of the Company, (B) notice

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that the exercise price is satisfied by reduction of the number of shares to be received by holder upon exercise of this option as provided in Section (b) below, with the amount of such reduction specified in such notice, (C) shares of Common Stock having a fair market value equal to the exercise price, or (D) a combination of the above. The Company shall undertake to make prompt delivery of the stock certificate(s) evidencing such part of the Shares, provided that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.

          (b) At the election of the Optionee, the Optionee may exercise this option without a cash payment of the exercise price by designating that the number of shares of Common Stock issuable to Optionee upon such exercise shall be reduced by the number of shares having a fair market value equal to the amount of the total exercise price for such exercise. In such instance, no cash or other consideration will be paid by the holder in connection with such exercise and no commission or other remuneration will be paid or given by the Optionee or the Company in connection with such exercise.

          (c) For this purpose, the fair market value of the shares of Common Stock with respect to the exercise of an option shall be determined as of the last business day prior to such exercise of the option.

     TERMINATION OF OPTION. To the extent not theretofore exercised, the option herein granted shall terminate on the earlier of (a) April 29, 2008, (b) six (6) months from the date on which Optionee ceases to be a director of the Company for any reason other than death or disability of the Optionee, and (c) one (1) year from the date on which Optionee ceases to be a

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director of the Company if such event is due to death or disability of the
Optionee.

     RECLASSIFICATION, CONSOLIDATION, MERGER, AND SPECIAL CHANGE IN CONTROL.

          (a) If and to the extent that the number of shares of Common Stock of the Company shall be increased or reduced by change in par value, split-up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares of Common Stock subject to the option herein granted, and the option price therefor shall be appropriately adjusted.

          (b) For all purposes hereof "Special Change in Control" means (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a majority-owned subsidiary thereof, or J. Michael Moore ("Moore") and any affiliate of Moore, becomes the beneficial owner (as defined pursuant to Schedule 13(d) under the Exchange Act) of the Company's securities having twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are beneficially owned (as defined pursuant to Section 13(d) of the Exchange Act) in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors

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of the Company immediately prior to such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period. The "Effective Date" of such Special Change in Control shall be the earlier of the date on which an event described in (i), (ii), or (iii) occurs, or if earlier, the date of the occurrence of (iv) the approval by shareholders of an agreement by the Company, the consummation of which would result in an event described in (i), (ii), or (iii), or (v) the acquisition of beneficial ownership (as defined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, by any entity, person or group (other than the Company, a majority-owned subsidiary of the Company, or Moore and any affiliate of Moore) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities, provided, however, that the events described in (iv) and (v) will be considered the Effective Date of a Special Change in Control if they are followed within six (6) months by an event described in (i), (ii) or (iii)."

     6. RIGHTS PRIOR TO EXERCISE OF OPTION. The option herein granted is nontransferable by Optionee except as herein otherwise provided. This option may be pledged for the sole purpose of exercising stock options granted to the Optionee by the Company to purchase shares of Common Stock of the Company. Unless the Optionee is deceased or

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disabled, with the determination of the existence or nonexistence of such disability such disability left to the reasonable discretion of the Board of Directors of the Company or pledged as permitted hereunder, the option herein may only be exercised by the Optionee. If the Optionee dies during the period of time that all or any of part of this option is exercisable, the Optionee's executor or legal representative may exercise all or any part of this option at any time or times during the period of time in which the option herein is granted. If the Optionee is disabled, as aforesaid, the Optionee's legal representative shall have the right to exercise all or any part of this option at any time or times during the period of time in which the Optionee is disabled and the option herein granted has not expired by the terms of this Agreement. With respect to the shares of stock which are subject to the option herein granted, Optionee shall have no rights as a stockholder until payment of the option price for the shares being purchased by exercise of the option herein granted, and the issuance of the shares involved.

     7. BINDING EFFECT. Without limitation, the option herein granted is issued under, and granted in all respects subject to all of the provisions of, the Plan, all of which provisions of the Plan are incorporated herein by reference; provided, however, without limitation, that the provisions of this Agreement will determine the agreement of the parties with respect to each matter set forth herein to the extent the provisions of the Agreement do not require a result that is inconsistent with the Plan; and provided, finally, that the parties expressly agree that no inference shall be drawn with respect to the intent of the parties based on the inclusion of, or reference to, some provisions of the Plan in this Agreement, and the omission of such inclusion or reference with respect to other provisions of the Plan in this Agreement; and provided, finally, that this

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Agreement shall be binding upon and inure to the benefit of the Company, and its representatives, successors and assigns, and the Optionee and his or her legal representative (to the extent expressly permitted).

     8. MULTIPLE ORIGINALS. This Agreement may be executed in multiple counterparts with each counterpart constituting an original for all purposes.

     9. TOTAL AGREEMENT. This Agreement may not be amended or revised except by a written instrument executed by both of the parties to this Agreement.

     10. BOARD AUTHORITY. Any questions concerning the interpretation of this Agreement, including the incorporated provisions of the Plan, shall be determined by the Board in its reasonable discretion.

     11. APPROVAL OF THE PLAN. No portion of the option shall be exercisable until and unless the Plan has been approved by the shareholders of the Company at the Company's 1998 Annual Meeting of Shareholders.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of April 29, 1998.

                                       DIVERSIFIED CORPORATE RESOURCES, INC.


                                       By:
                                       Name:
                                       Title:


                                       OPTIONEE:



                                       Samuel E. Hunter